Exhibit 99.1

CORRECTED INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into effective the 20th day of October 2021, by and between MJ HARVEST, INC., a Nevada corporation (the "Company") and Randy Lanier (the "Contractor"), whereby Contractor agrees to provide certain consulting services to the Company.

1.             SERVICES.

1.1              The Company hereby engages Contractor, and Contractor hereby accepts such engagement, as an independent contractor on a part-time basis to provide to the Company services, and to serve in the capacity specified in Exhibit A, attached hereto and incorporated herein by this reference, which services and position may be amended and supplemented from time to time as required by Company, (the "Services") in accordance with the terms and conditions set forth in this Agreement.

1.2              The Company shall not control the manner or means by which Contractor performs the Services, including but not limited to the time and place Contractor performs the Services.

1.3              Contractor shall furnish, at Contractor' own expense, the equipment, supplies and other materials used to perform the Services.

1.4              To the extent Contractor performs any Services on the Company's premises or using the Company's equipment, Contractor shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company's facilities, supplies, information technology, equipment, networks, and other resources.

1.5              With regard to any matter that the Company may refer to the Contractor that is within the scope of the Contractor's Services, Contractor will make a good faith effort to perform such task(s) on a priority basis. The Contractor will perform the Services only as to specific matters identified by the Company, and only when reasonably requested in writing to do so. The scope of Contractor's responsibility will be specified by the Company; if no such specification is made, Contractor will perform such Services as it believes appropriate for the particular matter, in the circumstances of the request. Contractor will not be responsible for any Services relating to the Company unless covered by such a request.

2.                   TERM. The term of this Agreement shall commence on as of the date set forth above and shall continue on an annual basis until terminated in writing by either party on thirty days prior written notice.

3.                  FEES AND EXPENSES. As full compensation for the services, the Company shall pay Contractor the compensation set forth in Exhibit B, attached hereto and incorporated herein by this reference. Reimbursement for expenses incurred by Contractor shall be made as provided in Exhibit B.

4.                   RELATIONSHIP OF THE PARTIES.

4.1              The Contractor is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between Contractor and the Company for any purpose. Contractor has no authority (and shall not hold itself out as having authority) to bind the Company and Contractor shall not make any agreements or representations on the Company's behalf without the Company' s prior written consent.

4.2              Without limiting Section 4.1, Contractor will not be eligible to participate in any fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker's compensation insurance on Contractor's behalf. Contractor shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Contractor in connection with the performance of the Services shall be Contractor' employees or Contractor and Contractor shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5.                   INTELLECTUALPROPERTY RIGHTS.

5.1              The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the "Deliverables"), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively " Intellectual Property Rights") therein. Contractor agrees that the Deliverables are hereby deemed a " work made for hire" as defined in 17 U.S.C. § 10I for the Company. If, for any reason, any of the Deliverables do not constitute a "work made for hire," Contractor hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

5.2              Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" (collectively, "Moral Rights"). Contractor hereby irrevocably waive, to the extent permitted by applicable law, any and all claims Contractor may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

5.3              Contractor shall make full and prompt disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100 (the "Patent Act"), made or conceived by Contractor alone or with others during the Term, related in any way to the Services described herein, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company. Contractor shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. Any patent or copyright applications relating to the Services, related to trade secrets of the Company or which relate to tasks assigned to Contractor by the Company, that Contractor may file within eighteen months after expiration or termination of this Agreement, shall belong to the Company, and Contractor hereby assign same to the Company, as having been conceived or reduced to practice during the Term of this Agreement.

5.4              Upon the request of the Company, Contractor shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in any Deliverables. In the event the Company is unable, after reasonable effort, to obtain Contractor' signature on any such documents, Contractor hereby irrevocably designates and appoints the Company as Contractor' agent and attorney-in- fact, to act for and on Contractor' behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if Contractor had executed them. Contractor agrees that this power of attorney is coupled with an interest.

5.5              Contractor has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. Contractor has no right or license to use the Company's trademarks, service marks, trade names, trade names, logos, symbols, or brand names.

5.6              Contractor shall require each of Contractor's employees and sub-contractors (if any) to execute written agreements securing for the Company the rights provided for in this Section 5 prior to such employee or contractor providing any Services under this Agreement.

6.                   CONFIDENTIALITY.

6.1              Contractor acknowledges that Contractor will have access to information that is treated as confidential and proprietary by the Company, including, without limitation, trade secrets, technology, and information pertaining to business operations and strategies customers, pricing, marketing, finances, sourcing, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the "Confidential Information"). Any Confidential Information that Contractor develops in connection with the Services, including but not limited to any Deliverables, shall be subject to the terms and conditions of this clause. Contractor agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Contractor shall notify the Company immediately in the event Contractor becomes aware of any loss or disclosure of any Confidential Information.

6.2              Confidential Information shall not include information that:

(a)                is or becomes generally available to the public other than through Contractor' breach of this Agreement; or

(b)               is communicated to Contractor by a third party that had no-confidentiality obligations with respect to such information.

(c)                Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Contractor agree to provide written notice of any such order to an authorized officer of the Company within 2 days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion.

7.                   REPRESENTATIONS AND WARRANTIES.

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7.1              Contractor represents and warrants to the Company that:

(a)                Contractor has the right to enter into this Agreement, to grant the rights granted herein and to perform fully all of Contractor's obligations in this Agreement;

(b)               Contractor has the required skill, experience, and qualifications to perform the Services, Contractor shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services and Contractor shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(c)                Contractor shall perform the Services in compliance with all applicable federal, state, and local laws and regulations; and

(d)               Contractor represents that Contractor will be receiving the Compensation Shares for investment purposes only and not with a view to the sale or other distribution thereof; and consequently, Contractor will take the risk of a downturn in the price and value and Contractor shall enjoy the upside if the value rises. Contractor will not at any time sell, exchange, transfer, or otherwise dispose of the Compensation Shares under circumstances that would constitute a violation of the Securities Act of 1933, as amended, or the regulations promulgated thereunder; and further provided however that contractor may sell exchange transfer or otherwise dispose of the Compensation shares so long as he complies with all applicable laws and regulations relating thereto.

7.2              The Company hereby represents and warrants to Contractor that it has the full right, power, and authority to· enter into this Agreement and to perform its obligations hereunder; and the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action.

8.                   TERMINATION.

8.1              The Contractor or the Company may terminate this Agreement for any reason, with or without cause, effective immediately upon written notice to the other party to this Agreement, subject to the Contractor's right to payment for services performed prior to such termination, including without limitation the Compensation Shares.

8.2              Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company's written request, Contractor shall promptly:

8.3              deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for Contractor' use by the Company;

8.4              deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information;

8.5              permanently erase all of the Confidential Information from Contractor' computer systems; and

8.6              certify in writing to the Company that Contractor have complied with the requirements of this

8.7              The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, Section 10, and Section 11 shall survive the expiration or termination of this Agreement.

9.                   NOTICES. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") shall be in writing and addressed to the parties at the address provided for herein. All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage' prepaid. Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section. A Notice provided pursuant to this Agreement shall be delivered to the following addresses (or to such other address that may be designated by the receiving party from time to time in accordance with this section):

If to Company, to: MJ Harvest, Inc.

Attn: Patrick Bilton, CEO

9205 W. Russell Road, Suite 240

Las Vegas, NV 89139

If to Contractor, to: Randy Lanier

8607 Bridle Path Ct.

Davie, FL 33328

10.               ASSIGNMENT. Contractor shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time, provided that the assignee shall agree in writing to fulfill all of Company’s executory obligation in this Agreement. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

11.               INDEMNITY. The Company shall indemnify Contractor against all claims, actions, proceedings, investigations, demands, judgments and awards (together the "Claims" ) which may be instituted, made, threatened or alleged against or otherwise involve the Contractor, and against all losses, liabilities, damages, costs, charges and expenses (together the" Losses"), which may be suffered or incurred by the Contractor, in connection with or arising out of the Services rendered or duties performed by the Contractor under this Agreement, and/or in connection with or arising out of the breach by Company of any of its representations, warranties, and obligations hereunder, except where the Claims and the Losses have arisen as a result of gross negligence or willful misconduct of the Contractor or of the Contractor' s professional advisors or agents.

12.               D&O INSURANCE. If and when the Company obtains a Director and Officer Errors and Omissions and General Liability insurance policies insurance policy, the Company agrees to include Contractor as an additional named insured under the policy so long as such insurance is in force and Contractor continues to be a Director or Officer of the Company.

13.               MISCELLANEOUS.

13.1          This Agreement, together with any other documents incorporated herein by reference, and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings , agreements, representations, and warranties, both written and oral, with respect to such subject matter.

13.2          This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

13.3          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in the Clark County, Nevada in any legal suit, action, or proceeding arising out of or based upon this Agreement or the Services provided hereunder.

13.4          If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable each term or provision in any other jurisdiction.

13.5          This Agreement may be executed in one or more counterparts, each of which shall.be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, with the intent to be legally bound thereby, as of the date first set forth above.

COMPANY: MJ HARVEST, INC.

/s/ Patrick Bilton

PATRICK BILTON

Its: Chief Executive Officer

CONTRACTOR: /s/ Randy Lanier

RANDY LANIER

EXHIBIT A

DESCRIPTION OF SERVICES

Position: Brand Ambassador

Duties:

As Chief Operating Officer/Brand Ambassador for MJHI and its affiliated entities, Contractor will perform the following services:

·	Work with management to develop a marketing plan for the Company’s products.
·	Assist as needed to execute the marketing plan for the Company’s products.
·	Position Company’s products for broad based exposure through product listings on promotional materials and clothing, prominent display in electronic media, and obtaining testimonials from customers and others to promote the desirability of the Company’s products. The expectation is for at least one such product positioning event per quarter.
·	When appropriate, mention of the Company’s products in You Tube appearances, blogs, interviews, and/or articles on the marijuana and hemp. The expectation is for a least one such product mention per quarter.
·	Promote the Company’s products to Contractor’s followers and serve as a micro-influencer for the products through social media.
·	Work with MJHI and its affiliates to develop additional products that can be promoted in a similar fashion as part of an expanded MJHI product line. As additional products are developed and readied for rollout, MJHI and Contractor will negotiate additional duties and compensation related to the new products on a case-by-case basis. The new products will not affect or dilute Contractor’s obligations to MJHI relating to the existing product line; however, Company may only use any such new products developed by Contractor upon finalization of documentation pursuant to good faith negotiations for additional compensation for Contractor.
·	Assist with evaluations of acquisition candidates, strategic direction, and developing MJHI into a growing and profitable business.
·	Contractor has also agreed to serve on the Board of Directors of MJHI and Contractor shall be covered as an additional insured on MJHI’s Directors and Officers Insurance Policy. Of the total compensation payable to Contractor as set forth in Exhibit B of this Agreement, $20,000 per annum is allocated to Directors Fees. Should Contractor, during the term of this Agreement, cease to hold a position as a Director of MJHI, his $20,000 compensation may be reduced on a pro-rata basis by deducting only the amount representing the number of days for which Contractor did not render his services on the Board of Directors.

EXHBIT B

COMPENSATION

Compensation for the services to be rendered pursuant to the Independent Contractor Agreement of which this Exhibit A is a part will be as follows:

1.	Base Compensation. As base compensation, Contractor will earn $120,000 on an annual basis. For purposes of this Agreement, the Base Compensation is also referred to as “Targeted Compensation”.

a.	Payment Options. Upon Agreement between the Company and Contractor, Contractor may be paid in one or more of the following methods:

i.	Cash (including via Company check) on a monthly or quarterly basis;
ii.	Shares of the Company's restricted common stock on a quarterly basis. If payment is by restricted common stock, the Company will factor the compensation amount up by dividing the Targeted Compensation amount by 0.70 (the “Adjusted Amount”) to account for the costs holding the shares for the restricted period and the costs of legal opinions and, broker due diligence and brokerage commissions that will be incurred to sell the shares. Payment by restricted shares will be made on the first day of each calendar quarter, and such shares are deemed earned on the issuance date, are fully vested and non-cancellable and are beneficially owned by Contractor on the date of issuance. The Adjusted Amount will be paid by issuance of the number of restricted shares calculated by dividing the Adjusted Amount by the lowest three closing prices of Company's common stock during the fifteen trading days preceding the first day of the next calendar quarter.

2.	Discretionary Bonus: Incentive Compensation Plan. During the term of this Agreement, the Company, in its sole and absolute discretion, may offer Contractor a share bonus payable in restricted common stock of the Company ("Discretionary Bonus") or allow the Contractor to participate in a stock based incentive compensation plan (" Bonus Plan") on terms and conditions set forth by the Board of Directors. Contractor acknowledges that Contractor has no right to participation in a Bonus Plan or receive a Discretionary Bonus, and that such compensation shall be at the option of the Company.

3.	Status of Shares Issued for Compensation. The shares of the Company's common stock paid to Contractor as base compensation are referred to herein collectively as the "Compensation Shares". Unless registered, the Compensation Shares are restricted securities with.in the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended.

4.	Expense Reimbursement. The Company shall reimburse Contractor for expenses, such as required travel, incurred in connection with the performance of the Services, provided that Contractor shall obtain the written approval of the Company prior to incurring such expenses. Reimbursement will be made in accordance with the payment options in paragraph 3.l(b).

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5.	Taxes. Contractor acknowledges that it will receive an IRS Form 1099-MISC from the Company, and that Contractor will be solely responsible for all federal, state, and local taxes, as set out in Section 4.2 of the Independent Contractor Agreement.